Calculation of Filing Fee Tables
S-3
HAWAIIAN ELECTRIC INDUSTRIES INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, without par value	457(a)	3,000,000	$ 14.895	$ 44,685,000.00	0.0001381	$ 6,171.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 44,685,000.00		$ 6,171.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 6,171.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the registrant's common stock that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction with respect to the shares being registered hereunder. The registration fee is calculated in accordance with Rule 457(c) under the Securities Act, estimated based on the high and low prices of the registrant's common stock as reported on the New York Stock Exchange on January 22, 2026. The registrant is filing this Registration Statement to register securities of the same class as those that remained unsold under a prior Registration Statement on Form S-3ASR (File No. 333-268339), initially filed on November 14, 2022 (the "Prior Registration Statement").

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Hawaiian Electric Industries, Inc.	S-3	333-268339	11/14/2022		$ 6,171.00	Equity	Common Stock	1,927,397	$ 71,737,716.24
Fee Offset Sources		Hawaiian Electric Industries, Inc	S-3	333-268339		11/14/2022						$ 6,598.30
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 457(p), the Registrant hereby offsets the registration fee due in connection with this Registration Statement by the $6,598.31 remaining from the registration fee previously paid by the Registrant in connection with the Prior Registration Statement. The Prior Registration Statement expired on November 14, 2025.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A